EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: May 2, 2005	FOR MORE INFORMATION, CONTACT: Robert L. Schumacher (276) 326-9000

First Community Bancshares, Inc. Announces First Quarter 2005 Results

     Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ): FCBC; (www.fcbinc.com) today reported earnings of $6.0 million for the first quarter of 2005, or $0.53 basic and diluted earnings per share. This compares favorably to, and is a 43% increase from, first quarter 2004 earnings of $4.2 million, or $0.37 basic and diluted earnings per share.

     Income from continuing operations for the first three months of 2005 was $6.1 million or $0.54 basic earnings per share, up 8.0% from $5.6 million or $0.50 basic earnings per share from continuing operations in the first quarter of 2004. Diluted earnings per share from continuing operations for the first quarter of 2005 was $0.53 compared to $0.49 from continuing operations in the first quarter of 2004. Return on average equity from continuing operations for the first quarter of 2005 was 13.17%, which compared favorably to 12.66% for the first quarter of last year. Return on average assets from continuing operations remained stable at 1.32% for the first quarter of 2005, compared to 1.36% for the first quarter of last year.

     As previously announced, during the third quarter of 2004, First Community sold its mortgage banking subsidiary, completing its exit from the wholesale mortgage banking business. For the first quarter of 2005, there was a net loss of approximately $80,000 from discontinued operations, less than $.01 per basic and diluted share, compared to a loss of $1.4 million or $0.13 per basic and $0.12 per diluted share in the previous year. The strategic decision to exit the wholesale mortgage business reduced the Company’s exposure to risk associated with the volume-driven, wholesale mortgage banking business and the related interest rate volatility associated with that business. This change in direction permits the Company to continue to focus its resources on its core community banking business, which has grown over the past three years and continues to produce strong returns as highlighted in the discussion of continuing operations.

     When comparing the first quarter 2005 earnings from continuing operations with that of the first quarter of 2004, net interest income improved by 11.1% or $1.77 million, due primarily to an increase of $244 million in the average balance of loans held for investment. A large portion of the increase in loans held for investment was due to the March 31, 2004 acquisition of People’s Community Bank in East Tennessee (“PCB”), with loans totaling $128 million at the time of acquisition. The Bank’s branch and loan production office expansion into Winston-Salem, Charlotte, and Mt. Airy, North Carolina and Blacksburg and Norfolk, Virginia contributed another $69.1 million in loan growth.

     The first quarter 2005 tax equivalent net interest margin from continuing operations was 4.47% compared to 4.40% for the first quarter of 2004. The increase seen in the net interest margin is attributable to the recent increases in the prime lending rate, and the asset-sensitive nature of the balance sheet.

     During the first quarter of 2005, the Company completed another phase of its strategic branch expansion plan, by consummating the planned sale of a tract of land to a charitable foundation, reducing its overall land cost by approximately $750,000. The sale resulted in a pre-tax loss of $232,000, or $.01 per share on an after-tax basis, and allowed the Bank to acquire a prime branch location in a southern West Virginia market.

     Non-interest income from continuing operations for the first quarter of 2005 improved by $479,000, or 14.8%, compared to the first quarter of 2004, $237,000 of which is attributable to the PCB acquisition in 2004. The $479,000 increase is net of the $232,000 charge previously discussed. The increase in non-interest income was due to continued improvement in the areas of trust services, service charges on deposit accounts, and all other service charges, commissions and fees. Trust services income increased $120,000, or 28.7%, as a result of growth in trust accounts, trust assets and the related fees generated by such growth in all areas, including estates, employee benefits and investment related accounts. Service charges on deposit accounts increased $188,000, or 9.6%, $117,000 of which was attributable to the PCB acquisition. All other service charges, commissions and fees increased $251,000, or 44.9%, compared to the first quarter of 2004, of which $57,000 can be attributed to the PCB acquisition, while ATM service charges increased $98,000. Also included in other service charges commissions and fees were additional fees of $66,000 generated by Stone Capital, the Company’s investment advisory service, which has added investment representatives and expanded its offices.

     Total non-interest expense increased $1.6 million for the first quarter of 2005 compared to the same period in 2004, due in large part to a $1.2 million increase in salaries and benefits. Of this $1.2 million increase, $590,000 was attributable to PCB while the remainder was the result of the Company’s continued expansion through branching and loan production offices, increases in supporting infrastructure, and increased healthcare costs. All other operating expenses for the first quarter of 2005 increased $381,000 compared to the first quarter 2004, $278,000 of was related to PCB.

     The provision for loan losses for the first quarter of 2005 increased by $159,000 from the first quarter of 2004. Changes in the provision are the result of the Company’s quarterly analysis of the adequacy of the allowance for loan losses, and reflect the growth in the loan portfolio. Net charge-offs were down by $133,000 from the first quarter of 2004, and down 29% from 2004 on an annualized basis. Total delinquencies as a percent of total loans were 0.76% at March 31, 2005, down slightly from 0.83% at December 31, 2004 and showed greater improvement when compared to 1.04% at March 31, 2004. The ratio of allowance for loan losses as a percent of loans held for investment of 1.29% is comparable with 1.32% at December 31, 2004.

     Consolidated assets at March 31, 2005 increased to $1.89 billion compared to $1.69 billion at the end of first quarter 2004. Asset growth across the period includes People’s Community Bank, which had total assets of $171 million at the time of acquisition. Total stockholders’ equity for the Company was $184.3 million at March 31, 2005, resulting in book value per common share outstanding of $16.35 compared to $178.0 million and $15.83 per common share at March 31, 2004.

     First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.89 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-three full-service banking locations, six loan production offices, and two trust and investment management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N.A. is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ National Market under the symbol “FCBC.”

DISCLAIMER

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.		Three Months Ended
Consolidated Statements of Income		March 31,
(Dollars in Thousands, Except Per Share Data)(Unaudited)		2005	2004
Interest	Interest and fees on loans held for investment	$20,728	$17,130
	Interest on securities-taxable	2,296	3,266
	Interest on securities-nontaxable	1,949	1,636
	Interest on federal funds sold and deposits	215	197

	Total interest income	25,188	22,229

Interest Expense	Interest on deposits	4,962	4,315
	Interest on borrowings	2,473	1,930

	Total interest expense	7,435	6,245

	Net interest income	17,753	15,984
	Provision for loan losses	691	532

	Net interest income after provision for loan losses	17,062	15,452

Non-Interest Income	Fiduciary income	538	418
	Service charges on deposit accounts	2,148	1,960
	Other service charges, commissions and fees	810	559
	Other operating income	204	295
	Gain on sale of securities	22	11

	Total non-interest income	3,722	3,243

Non-Interest Expense	Salaries and employee benefits	7,318	6,113
	Occupancy expense of bank premises	943	852
	Furniture and equipment expense	784	626
	Amortization of intangible assets	110	64
	Other operating expense	3,341	3,255

	Total non-interest expense	12,496	10,910

	Income from continuing operations before income taxes	8,288	7,785
	Income tax expense continuing operations	2,237	2,183

	Income from continuing operations	$6,051	$5,602
	Loss from discontinued operations before tax	$(131)	$(1,891)
	Income tax benefit from discontinued operations	$(51)	$(450)

	Loss from discontinued operations	$(80)	$(1,441)

	Net income	$5,971	$4,161

	Basic earnings per common share (EPS)	$0.53	$0.37
	Diluted earnings per common share (DEPS)	$0.53	$0.37
	Basic earnings per common share-continuing operations	$0.54	$0.50
	Diluted earnings per common share-continuing operations	$0.53	$0.49
	Weighted Average Shares Outstanding:
	Basic	11,259,494	11,245,465
	Diluted	11,339,136	11,347,748
	For the period:
	Return on average equity	13.00%	9.40%
	Return on average equity-continuing operations	13.17%	12.66%
	Return on average assets	1.30%	1.00%
	Return on average assets-continuing operations	1.32%	1.36%
	Cash dividends per share	$0.255	$0.25
	At period end:
	Book value per share	$16.35	$15.83
	Market value	$28.07	$30.54

First Community Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except Per Share Data)(Unaudited)
		March 31,	December 31,
		2005	2004
Assets	Cash and due from banks	$34,328	$37,294
	Interest-bearing deposits with banks	48,942	17,452
	Securities available for sale (amortized cost of $372,760 March 31, 2005; $384,746, December 31, 2004)	372,585	388,678
	Securities held to maturity (fair value of $33,132 March 31, 2005; $35,610, December 31, 2004)	32,009	34,221
	Loans held for sale	1,182	1,194
	Loans held for investment, net of unearned income	1,282,546	1,238,756
	Less allowance for loan losses	16,543	16,339

	Net loans	1,266,003	1,222,417
	Premises and equipment	35,869	37,360
	Other real estate owned	1,389	1,419
	Interest receivable	9,124	8,554
	Other assets	23,895	20,923
	Intangible assets	61,510	61,310

	Total Assets	$1,886,836	$1,830,822

Liabilities	Deposits:
	Demand	$220,741	$221,499
	Interest-bearing demand	154,316	150,127
	Savings	364,933	385,134
	Time	661,882	602,304

	Total Deposits	1,401,872	1,359,064
	Interest, taxes and other liabilities	15,625	14,313
	Federal funds purchased	—	32,500
	Securities sold under agreements to repurchase	128,244	109,857
	FHLB and other indebtedness	156,822	131,855

	Total Liabilities	1,702,563	1,647,589

Stockholders’ Equity	Preferred stock, par value undesignated; 1,000,000 shares authorized; no shares issued and outstanding in 2005 and 2004	—	—
	Common stock, $1 par value; 15,000,000 shares authorized in 2005 and 2004, respectively; 11,490,835 issued in 2005 and 11,472,311 issued in 2004; and 11,271,835 and 11,250,927 outstanding in 2005 and 2004, respectively	11,491	11,472
	Additional paid-in capital	108,576	108,263
	Retained earnings	71,116	68,019
	Treasury stock, at cost	(6,804)	(6,881)
	Accumulated other comprehensive income	(106)	2,360

	Total Stockholders’ Equity	184,273	183,233

	Total Liabilities and Stockholders’ Equity	$1,886,836	$1,830,822

First Community Bancshares, Inc.
Quarterly Performance Summary			As of and for the Quarter Ended
Income Statements		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands Except Per Share Data)		2005	2004	2004	2004	2004
Interest	Interest and fees on loans held for investment	$20,728	$20,518	$19,953	$19,112	$17,130
	Interest on securities-taxable	2,296	2,460	2,960	3,433	3,266
	Interest on securities-nontaxable	1,949	1,727	1,642	1,707	1,636
	Interest on federal funds sold and deposits	215	197	94	104	197

	Total interest income	25,188	24,902	24,649	24,356	22,229

Interest Expense	Interest on deposits	4,962	4,648	4,702	4,813	4,315
	Interest on borrowings	2,473	2,383	2,246	1,916	1,930

	Total interest expense	7,435	7,031	6,948	6,729	6,245

	Net interest income	17,753	17,871	17,701	17,627	15,984
	Provision for loan losses	691	264	1,152	723	532

	Net interest income after provision for loan losses	17,062	17,607	16,549	16,904	15,452

Non-Int Income	Fiduciary income	538	529	499	512	418
	Service charges on deposit accounts	2,148	2,400	2,461	2,301	1,960
	Other service charges, commissions and fees	810	770	728	713	559
	Other operating income	204	440	530	610	295
	Gain (loss) on Securities	22	95	60	1,438	11

	Total non-interest income	3,722	4,234	4,278	5,574	3,243

Non-Int Expense	Salaries and employee benefits	7,318	7,064	6,807	6,662	6,113
	Occupancy expense of bank premises	943	900	913	894	852
	Furniture and equipment expense	784	764	735	747	626
	Amortization of intangible assets	110	112	112	111	64
	Other operating expense	3,341	3,822	3,670	3,812	3,255

	Total non-interest expense	12,496	12,662	12,237	12,226	10,910

	Income before income taxes-continuing operations	8,288	9,179	8,590	10,252	7,785
	Income tax expense-continuing operations	2,237	2,969	1,968	2,666	2,183

	Income from continuing operations	6,051	6,210	6,622	7,586	5,602

	Loss before tax-discontinued operations	(131)	(215)	(1,266)	(2,374)	(1,891)
	Income tax benefit -discontinued operations	(51)	(84)	(1,054)	(502)	(450)

	Loss from discontinued operations	(80)	(131)	(212)	(1,872)	(1,441)
	Net income	5,971	6,079	6,410	5,714	4,161

Per Share	Basic EPS	$0.53	$0.54	$0.57	$0.51	$0.37
	Diluted EPS	$0.53	$0.54	$0.57	$0.50	$0.37
	Basic EPS from continuing operations	$0.54	$0.55	$0.59	$0.67	$0.50
	Diluted EPS from continuing operations	$0.53	$0.55	$0.58	$0.67	$0.49
Data	Cash dividends per share	$0.255	$0.25	$0.25	$0.25	$0.25
	Weighted Average Shares Outstanding:
	Basic	11,259,494	11,248,137	11,231,973	11,228,956	11,245,465
	Diluted	11,339,136	11,355,202	11,326,999	11,320,415	11,347,748
	Actual shares outstanding at period end	11,271,835	11,250,927	11,243,991	11,215,473	11,244,894
	Book Value per share at period end	$16.35	$16.29	$16.08	$15.28	$15.83
	Market Value per share at period end	$28.07	$36.08	$32.85	$33.50	$30.54

First Community Bancshares, Inc.
Quarterly Performance Summary		As of and for the Quarter Ended
Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands Except Per Share Data)	2005	2004	2004	2004	2004
Ratios:
Return on average assets	1.30%	1.32%	1.39%	1.22%	1.00%
Return on average assets-continuing operations	1.32%	1.35%	1.44%	1.65%	1.36%
Return on average equity	13.00%	13.20%	14.46%	13.06%	9.40%
Return on average equity-continuing operations	13.17%	13.48%	14.94%	17.33%	12.66%
Net yield on earning assets	4.47%	4.45%	4.33%	4.35%	4.37%
Net yield on earning assets-continuing operations	4.47%	4.45%	4.33%	4.40%	4.40%
Efficiency Ratio at end of period	55.52%	58.65%	59.73%	59.97%	61.71%
Efficiency Ratio at end of period-continuing operations	54.94%	53.19%	52.67%	52.39%	53.51%
Equity as a percent of total assets at end of period	9.77%	10.01%	9.90%	9.27%	10.51%
Equity as a percent of continuing assets at end of period	9.77%	10.01%	9.90%	9.38%	10.71%
Average earning assets as a percentage of average total assets	91.93%	91.92%	91.78%	91.83%	93.09%
Average earning assets-continuing as a percentage of average total assets continuing operations	91.93%	91.92%	91.78%	92.01%	93.26%
Average loans (not including loans held for sale) as a percentage of average deposits	91.21%	90.31%	88.63%	83.38%	83.10%

QTD :
Average Loans	$1,260,521	$1,234,932	$1,222,204	$1,171,562	$1,016,309
Average Earning Assets	$1,707,710	$1,684,058	$1,689,565	$1,724,516	$1,557,885
Average Earning Assets-continuing operations	$1,707,710	$1,684,058	$1,680,982	$1,699,218	$1,542,660
Average Total Assets	$1,857,645	$1,832,023	$1,840,911	$1,878,000	$1,673,585
Average Total Assets-continuing operations	$1,857,645	$1,832,023	$1,831,596	$1,846,772	$1,654,119
Average Deposits	$1,381,929	$1,367,365	$1,379,000	$1,405,121	$1,223,032
Average Deposits-continuing operations	$1,381,929	$1,367,365	$1,378,953	$1,405,070	$1,222,971
Average Equity	$186,332	$183,258	$176,369	$176,034	$178,037
Taxable Equivalent Net Interest Income	$18,833	$18,824	$18,374	$18,948	$16,937
Taxable Equivalent Net Interest Income-continuing operations	$18,833	$18,824	$18,314	$18,873	$16,889
Average Interest-bearing deposits	$1,162,230	$1,143,060	$1,160,880	$1,182,311	$1,036,976
Average Interest-bearing deposits-continuing operations	$1,162,230	$1,143,060	$1,160,880	$1,182,311	$1,036,976

First Community Bancshares, Inc.
Quarterly Performance Summary
Balance Sheets	(Dollars in Thousands Except Per Share Data)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2004	2004	2004	2004

Cash and due from banks	$34,328	$37,294	$37,400	$41,533	$36,389
Interest-bearing deposits with banks	48,942	17,452	17,678	14,799	40,157
Securities available for sale	372,585	388,678	391,623	429,478	443,657
Securities held to maturity	32,009	34,221	34,719	36,209	37,425
Loans held for sale	1,182	1,194	1,163	774	257
Loans held for investment, net of unearned income	1,282,546	1,238,756	1,229,270	1,186,954	1,019,829
Less allowance for loan losses	16,543	16,339	16,233	16,160	14,536

Net loans	1,266,003	1,222,417	1,213,037	1,170,794	1,005,293
Premises and equipment	35,869	37,360	36,499	35,071	30,507
Other real estate owned	1,389	1,419	1,636	2,166	2,571
Interest receivable	9,124	8,554	8,770	8,653	8,434
Other assets	23,895	20,923	22,302	25,566	18,269
Intangible assets	61,510	61,310	61,715	62,003	39,226
Assets related to discontinued operations	—	—	—	22,192	32,275

Total Assets	$1,886,836	$1,830,822	$1,826,542	$1,849,238	$1,694,460

Deposits:
Demand	$220,741	$221,499	$218,818	$225,241	$197,282
Interest-bearing demand	154,316	150,127	152,191	150,993	138,855
Savings	364,933	385,134	382,468	392,645	299,093
Time	661,882	602,304	609,076	626,150	607,426

Total Deposits	1,401,872	1,359,064	1,362,553	1,395,029	1,242,656
Interest, taxes and other liabilities	15,625	14,313	14,616	11,501	12,619
Federal funds purchased	—	32,500
Securities sold under agreements to repurchase	128,244	109,857	111,481	109,252	98,035
FHLB and other indebtedness	156,822	131,855	157,060	140,941	133,774
Liabilities related to discontinued operations	—	—	—	21,130	29,342

Total Liabilities	1,702,563	1,647,589	1,645,710	1,677,853	1,516,426

Preferred Stock	—	—	—	—	—
Common stock, $1 par value	11,491	11,472	11,470	11,451	11,450
Additional paid-in capital	108,576	108,263	108,280	108,078	108,243
Retained earnings	71,116	68,019	64,752	61,153	58,241
Treasury stock, at cost	(6,804)	(6,881)	(7,029)	(7,321)	(6,566)
Accumulated other comprehensive income (loss)	(106)	2,360	3,359	(1,976)	6,666

Total Stockholders’ Equity	184,273	183,233	180,832	171,385	178,034

Total Liabilities and Stockholders’ Equity	$1,886,836	$1,830,822	$1,826,542	$1,849,238	$1,694,460

First Community Bancshares, Inc.
Selected Financial Information
(Dollars in Thousands)
		As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2004	2004	2004	2004
Asset Quality Analysis:
Allowance for Loan Losses:
Beginning balance	$16,339	$16,233	$16,160	$14,536	$14,624
Provision	691	264	1,152	723	532
Acquisition balance	—	—	—	1,786	—
Charge-offs	(844)	(718)	(1,312)	(1,233)	(911)
Recoveries	357	560	233	348	291

Net charge-offs	(487)	(158)	(1,079)	(885)	(620)

Ending balance	$16,543	$16,339	$16,233	$16,160	$14,536

Nonperforming Assets:
Nonaccrual loans	$6,419	$5,168	$3,679	$2,630	$3,588
Foreclosed real estate	1,389	1,419	1,636	2,166	2,571
Repossessions	26	1	40	92	60
Loans 90 days or more past due & still accruing	—	—	—	—	—

Nonperforming assets	$7,834	$6,588	$5,355	$4,888	$6,219

Loans 90 days or more past due & still accruing as a percentage of loans held for investment	0.00%	0.00%	0.00%	0.00%	0.00%

Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.50%	0.42%	0.30%	0.22%	0.35%
Nonperforming assets as a percentage of:
Total assets	0.42%	0.36%	0.29%	0.26%	0.37%
Total assets-continuing	0.42%	0.36%	0.29%	0.27%	0.37%
Loans held for investment plus foreclosed property	0.61%	0.53%	0.44%	0.41%	0.61%
Net charge-offs as a % of average loans held for investment	0.04%	0.01%	0.09%	0.08%	0.06%
Allowance for loan & lease losses as a percentage of loans held for investment	1.29%	1.32%	1.32%	1.36%	1.43%
Ratio of allowance for loans losses to:
Nonaccrual loans	2.58	3.16	4.41	6.14	4.05

Restructured loans performing according to modified terms	$344	$354	$368	$392	$392